UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2007

Public Service Company of Colorado

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

001-3280	84-0296600
(Commission File Number)	(IRS Employer Identification No.)

1225 17th St., Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   303-571-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On August 8, 2007, Public Service Company of Colorado (PSCo) filed a Current Report on Form 8-K under Item 8.01 to update the historical financial information included in Public Service Company of Colorado’s Annual Report on Form 10-K for the year ended December 31, 2006 (Form 10-K) to present PSR Investments, Inc. (PSRI), a wholly-owned subsidiary of Public Service Company of Colorado (PSCo), which is a wholly owned subsidiary of Xcel Energy, as a discontinued operation.  This Form 8-K/A is filed as an amendment to the Form 8-K filed on August 8, 2007 to restate PSCO’s consolidated financial statements as discussed below..

Item 8.01. Other Events

As previously reported in our Current Report on Form 8-K filed on June 20, 2007, a settlement in principle was reached between Xcel Energy and representatives of the United States government on June 19, 2007 concerning a tax dispute related to corporate-owned life insurance (COLI) policies purchased on the lives of PSCo employees.  PSRI owned and managed these COLI life insurance policies.

The terms of the settlement have been previously reported, most recently in our Form 10-Q for the quarter ended September 30, 2007.  The settlement has been implemented and the policies have been surrendered.

As a result of the settlement in principle, which required the surrender of the COLI policies, PSCo had previously classified all amounts related to PSRI as discontinued operations for all periods presented in its Forms 10-Q for the periods ended June 30, 2007 and September 30, 2007.  On August 8, 2007, PSCo filed a Current Report on Form 8-K to update historical information included in its Annual Report on Form 10-K for the year ended December 31, 2006 to present PSRI as a discontinued operation.  The updated information included selected financial data, management’s discussion and analysis of financial condition and results of operations and financial statements and supplementary data for the years ended December 31, 2006, 2005 and 2004.  The updated presentation had no effect on PSCo’s reported net income for any annual reporting period.

Pursuant to a routine review of PSCo’s periodic reports by the staff of the Securities and Exchange Commission (SEC) management reassessed the appropriateness of the treatment of PSRI as a discontinued operation under SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and determined that PSRI operations, including the impact of the IRS settlement, should be presented for financial reporting purposes as part of continuing operations rather than as discontinued operations as previously reported in the Form 8-K filed on Aug. 8, 2007.

PSCo is filing this Current Report on Form 8-K/A to restate historical financial information included in PSCo’s Current Report on Form 8-K, filed on August 8, 2007, and related information to update historical financial information included in PSCo’s Annual Report on Form 10-K for the year ended Dec. 31, 2006 to present PSRI, as a continuing operation.

The following items of the Form 10-K, which were previously reissued in the Form 8-K filed on August 8, 2007 to present PSRI as discontinued operations are being corrected to reflect the presentation of PSRI as continuing operations and are filed as Exhibit 99 to this Current Report on Form 8-K/A:

•              Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations (restated)

•              Item 7A – Quantitative and Qualitative Disclosures About Market Risk (restated)

•              Item 8 – Financial Statements and Supplementary Data (restated)

•              Exhibit 12.01 – Statement of Computation of Ratio of Earnings to Fixed Charges (restated)

The restatement has no effect on PSCo’s reported net income for any annual reporting period. The information included in this Current Report on Form 8-K/A has not otherwise been updated for events occurring after the date of the consolidated financial statements, which were originally presented in the Form 10-K filed on February 23, 2007, except for the COLI tax settlement, the restatement of PSRI and certain significant subsequent events included in Note 19 of Item 8 – Financial Statements and Supplementary Data. This Current Report on Form 8-K/A should be read in conjunction with the Form 10-K (except for Items 7, 7A and 8, which are included in this Current Report on Form 8-K/A) and PSCo’s other periodic reports on Form 10-Q, Form 10-Q/A and Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibit

Exhibit No.	Description
23.01	Consent of Independent Registered Public Accounting Firm
99.01

Restated Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosure About Market Risk, and Financial Statements and Supplementary Data (Part II, Items 7, 7A and 8 of PSCo’s Annual Report on Form 10-K for the year ended December 31, 2006).

12.01	Restated Computation of Ratio of Earnings to Fixed Charges previously included in PSCo’s Annual Report on Form 10-K for the year ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Service Company of Colorado (a Colorado Corporation)

/S/ BENJAMIN G.S. FOWKE III
Benjamin G.S. Fowke III
Vice President and Chief Financial Officer
December 17, 2007